EXHIBIT 23.1

                                   LAW OFFICES
                            R U D D Y & M U I R, LLP
                               1825 I STREET, N.W.
                                    SUITE 400
FRANK S. RUDDY               WASHINGTON, D.C.  20006                    TELEFAX
J. DAPRAY MUIR                   (202) 835-0055                   (202) 337-6459
      OF COUNSEL
EUGENE P. KOPP                                                       DIRECT DIAL
THOMAS P. GROSS                                                   (202) 835-0566






To the Board of Directors of
GLINT CORPORATION


re: Form SB-2 Registration Statement


     Ruddy & Muir, L.L.P. hereby consents to the use of its opinion dated August 25, 2000 for use in connection with the SB-2 Registration Statement and Prospectus filed with the Securities and Exchange Commission., and to the filing of such opinion as an exhibit thereto.




                                                                /s/ Ruddy & Muir
                                                              RUDDY & MUIR, LLP.



August 25, 2000